UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 11, 2011

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EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15225 N. 49th Street Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 11, 2011, El Capitan Precious Metals, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”) with Southridge Partners II, LP (“Southridge”), pursuant to which the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to Southridge for aggregate gross proceeds of up to $5,000,000. Unless terminated earlier, Southridge’s purchase commitment will automatically terminate on the earlier of July 11, 2013, or the date on which aggregate purchases by Southridge under the Agreement total $5,000,000.  The Company has no obligation to sell any shares under the Agreement.

As provided in the Agreement, the Company may require Southridge to purchase shares of our common stock from time to time by delivering a put notice to Southridge specifying the total purchase price for the shares to be purchased (the “Investment Amount”). The Company may determine the Investment Amount, provided that such amount may not be more than the lesser of (a) $500,000, or (b) 250% of the average daily trading dollar volume of the Company’s common stock for the 20 trading days preceding the date on which the Company delivers the applicable put notice.  For this purpose, the trading dollar volume for each day is determined by multiplying the closing bid price of the Company’s common stock on the Over-the-Counter Bulletin Board (or such other principal market on which the Company’s stock trades) on such date by the trading volume of the Company’s common stock on the Over-the-Counter Bulletin Board (or such other principal market on which the Company’s stock trades) on such date. The number of shares issuable in connection with each put notice will be computed by dividing the applicable Investment Amount by the purchase price for such common stock. Southridge will have no obligation to purchase shares under the Agreement to the extent that such purchase would cause Southridge to own more than 9.99% of the Company’s common stock.

For each share of our common stock purchased under the Agreement, Southridge will pay a purchase price equal to 94.0% of the Market Price, which is defined as the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following delivery of the put notice (the “Valuation Period”).  After the expiration of the Valuation Period, Southridge will purchase the applicable number of shares subject to customary closing conditions.

The Agreement contains covenants, representations and warranties of the Company and Southridge that are typical for transactions of this type. In addition, the Company and  Southridge have granted each other customary indemnification rights in connection with the Agreement. The Agreement may be terminated by the Company at any time.

Concurrently with the execution of the Agreement, the Company issued 80,000 restricted shares of its common stock to Southridge as consideration for entry into the Agreement.

The offering of shares under the Agreement is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-175038) previously filed with the Securities and Exchange Commission, and a prospectus supplement thereunder.  The Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Agreement is qualified in its entirety by reference to such exhibit.  The benefits and representations and warranties set forth in the Agreement are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto, including without limitation, any future or other investor.  A copy of the opinion of Maslon Edelman Borman & Brand, LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities

As disclosed in Item 1.01 above, on July 11, 2011, the Company issued to Southridge 80,000 shares of unregistered common stock in connection with the execution of the Agreement in a private placement exempt from registration under the Securities Act of 1933.  No commissions were paid to any brokers in connection with the issuance, and the Company received no proceeds from such issuance.

The Company offered the securities in reliance on the statutory exemptions from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”), including Rule 506 promulgated under Section 4(2).  The Company relied on this exemption based on the fact that Southridge represented and warranted that it is qualified as an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.  The securities offered and sold in the private placement are not registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

10.1	Equity Purchase Agreement dated July 11, 2011 between El Capitan Precious Metals, Inc. and Southridge Partners II, LP.

23.1	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ Stephen J. Antol
Date: July 12, 2011		Name: Stephen J. Antol
Title: Chief Financial Officer

INDEX OF EXHIBITS
Exhibit No.	Description

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

10.1	Equity Purchase Agreement dated July 11, 2011 between El Capitan Precious Metals, Inc. and Southridge Partners II, LP.

23.1	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)